SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SOUTHWEST GAS CORP

          GABELLI SECURITIES,INC.
                                 3/01/00              500-           18.3750
          GAMCO INVESTORS, INC.
                                 3/01/00            2,000            18.1407
                                 3/01/00            8,000-           18.0000
                                 2/24/00            1,000            17.3750
                                 2/15/00              500-           17.8125
                                 2/09/00            3,500-           18.3482
                                 2/01/00            1,000-           19.5625
                                 1/14/00            8,000            21.6875
                                 1/14/00            5,000            21.5625
                                 1/12/00            1,000            21.6875
                                 1/11/00            7,500            21.9375
                                 1/07/00            5,000            21.5000
                                 1/07/00            6,500            21.5208
          GABELLI FUNDS, LLC.
               THE GABELLI ABC FUND
                                 2/17/00            2,000            17.4875
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.